                                                                               .
                                                                               .
                                                                               .

UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS

Unaudited Pro Forma Condensed Combined Statement of Income
(Maximum Approval Assumption)
At December 31, 2006
(in US dollars, in thousand)

                                                                             PRO-FORMA     COMBINED
                                                                            ADJUSTMENTS    PRO-FORMA
                                                                             (ASSUMING     (ASSUMING
                                                                              MAXIMUM       MAXIMUM
                                                  TONGXIN        AAAC        APPROVAL)     APPROVAL)
                                                -----------   ----------   ------------   ----------
Revenue
   Revenues (Net)                               $    66,205   $       --     $    --      $   66,205
COST OF REVENUE
   Cost of good sold                                 47,741                                   47,741
                                                -----------   ----------     -------      ----------
   Gross profit                                      18,464           --                      18,464
OPERATING EXPENSES
                                                                                                  --
   Selling, general and administrative                8,492                    7,818(G)       16,310
                                                -----------   ----------     -------      ----------
                                                                                                  --
                                                -----------   ----------     -------      ----------
OPERATING INCOME                                      9,972           --      (7,818)          2,154
   Interest income                                       --        1,308         432(H)         876
   Interest expense                                  (1,707)          --                      (1,707)
   Other income, net                                    400                                      400
   Unrealized loss on warrant liability                  --       (3,783)                     (3,783)
   Formation and operating costs                         --         (637)                       (637)
                                                -----------   ----------     -------      ----------
      TOTAL OTHER INCOME (EXPENSE)                   (1,307)      (3,112)       (432)         (4,581)
NET INCOME (LOSS) BEFORE TAXES                        8,665       (3,112)      8,250          (2,697)
   Income tax provision                              (2,946)        (458)        173(H)       (3,231)
                                                -----------   ----------     -------      ----------

NET INCOME (LOSS)                               $     5,719   $   (3,570)    $(8,077)     $   (5,928)
                                                ===========   ==========     =======      ===========
Weighted average common shares outstanding
      Basic                                      72,521,705
                                                               4,901,284                   9,401,284
      Diluted                                    72,521,705
                                                               4,901,284                   11,131,552
                                                ===========   ==========                  ===========
Income (loss) per share:
      Basic                                     $    0.0786   $
                                                                 (0.7283)                 $   (0.6306)
      Diluted                                   $    0.0786   $
                                                                 (0.7283)                 $   (0.5236)
                                                ===========   ==========                  ===========




Unaudited Pro Forma Condensed Combined Statement of Income
(Minimum Approval Assumption)
At December 31, 2006
(in US dollars, in thousand)


                                                                              PRO FORMA     COMBINED
                                                                             ADJUSTMENTS    PRO FORMA
                                                                              (ASSUMING     (ASSUMING
                                                     HUNAN                     MINIMUM       MINIMUM
                                                    TONGXIN        AAAC       APPROVAL)     APPROVAL)
                                                  -----------   ----------   -----------   ----------
Total revenue (net)                               $    66,205   $        0    $    0       $   66,205
                                                                                           ----------
COST OF REVENUE
      Cost of good sold                           $    47,741   $        0    $    0       $   47,741
                                                  -----------   ----------    ------       ----------
Gross profit                                      $    18,464   $        0    $    0       $   18,464
OPERATING EXPENSES
      Selling, general and administrative         $     8,492   $        0    $7,818(G)    $   16,310
                                                  -----------   ----------    ------       ----------
                                                                                                   --
                                                  -----------   ----------    ------       ----------
OPERATING INCOME                                  $     9,972   $        0    $(7,818)     $    2,154
      Interest income                             $     1,707       $1,308      (602)(H)          706
      Interest expense                            $    (1,707)  $        0    $    0       $   (1,707)
      Other Income                                        400                                     400
      Unrealized loss on warrant liability        $         0   $   (3,783)   $    0       $   (3,783)


Formation and operating costs          $         0   $     (637)   $    0       $     (637)
                                       -----------   ----------    ------       ----------
TOTAL OTHER INCOME (EXPENSE)           $    (1,307)  $   (3,112)    ($170)      $   (5,021)
Net income(loss) before taxes          $     8,665      ($3,112)    ($170)          (2,867)
Income tax provision                       ($2,946)       ($458)     ($68)(H)      ($3,163)
                                       -----------   ----------    ------       ----------
Net income(loss)                       $     5,719      ($3,570)     (102)          (6,030)
Basic                                   72,521,705
                                                      4,901,284                  8,395,538
Diluted                                 72,521,705
                                                     4,901,284                  10,125,806
                                       -----------   ----------                 ----------
Income(loss) per share
Basic                                  $    0.0786
                                                        ($0.7283)                  (0.5955)
Diluted                                $     0.0786
                                                        ($0.7283)                  (0.5955)



Unaudited Pro Forma Condensed Combined Balance Sheet
(Maximum Approval Assumption)

At September 30, 2007,

(US dollars, in thousand)


                                                                        PRO-FORMA      COMBINED
                                                                       ADJUSTMENTS    PRO-FORMA
                                                                        (ASSUMING     (ASSUMING
                                                                         MAXIMUM       MAXIMUM
                                                 TONGXIN     AAAC       APPROVAL)     APPROVAL)
                                                 -------   -------   --------------   ---------
ASSETS
Current assets
   Cash and cash equivalents                     $ 7,646   $    60   $ 39,912 (A)      $ 28,591
                                                                      (13,000)(B)
                                                                       (4,100)(B)
                                                                       (1,207)(E)
   Accounts receivable, net                       16,902        --         --            16,902
   Inventories                                    15,403        --                       15,403
   Investments held in trust                          --    39,192    (39,192)(A)            --
   Other receivables                               4,309        --                        4,309

   Other receivables due related party            10,056        --         --            10,056
   Deferred tax assets                             1,710       358         --             2,068
   Prepaid expenses and other current assets       1,635        --         --             1,635
   Advanced suppliers                              1,760                   --             1,760
                                                 -------   -------   --------          --------
      Total current assets                        59,421    39,610    (18,307)           80,724
   Property and equipment, net                    24,002        --         --            24,002
   Land occupancy rights                           1,876        --     (1,876)(B)            --
   Investments in operating businesses             5,225        --         --             5,225
   New goodwill                                                        11,828 (B)        11,192
   New intangible assets                                               20,447 (B)        21,083
                                                                           --                --
                                                 -------   -------   --------          --------
      Total assets                               $90,524   $39,610   $ 12,092          $142,226
                                                 =======   =======   ========          ========
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities
   Accounts payable                              $16,215   $         $     --          $ 16,215
   Short-term bank loans                          15,871        --                       15,871
   Short-term bank loans from related parties      6,974        --                        6,974
   Accrued expenses                                4,894       383                        5,277
   Accrued income tax payable                     11,068        --                       11,068
   Warrant liability                                  --     9,599                        9,599
   Dividend payable                                5,279        --                        5,279
   Advances to customers                           2,813        --                        2,813
   Deferred underwriters fee                          --       966       (966)(E)            --
                                                                                             --
                                                 -------   -------   --------          --------
      Total current liabilities                   63,114    10,948       (966)           73,096

   Long-term debt, net of current maturities       4,394        --                        4,394
   Long-term payables                                630        --                          630
                                                                                             --
                                                 -------   -------   --------          --------
      Total Liabilities                           68,138    10,948       (966)           78,120
                                                 -------   -------   --------          --------
   Common stock, subject to possible
      redemption, 1,005,746 shares at
      redemption value                                --     7,829     (7,829)(C)            --
Stockholders' equity (deficit)
   Preferred stock                                    --        --         --                --
   Common stock                                       --         6         34 (B)            40
   Additional paid-in-capital                      8,762    22,327     34,477 (B,C)      65,566
   Deficit accumulated during the development
      stage                                           --
   Reserve funds                                   1,994        --     (1,994)(B)            --
   Other Comprehensive Income                      2,421        --     (2,421)(B)            --
   Appropriated earnings                              --        --
   Accumulated other comprehensive income
   Retained earnings (accumulated deficit)         9,209    (1,500)    (9,209)(B,F)      (1,500)
                                                 -------   -------   --------          --------
      Total stockholders' equity (deficit)        22,386    20,833     20,887            64,106
                                                 -------   -------   --------          --------
      Total liabilities and stockholders'
         equity (deficit)                        $90,524   $39,610   $ 12,092          $142,226
                                                 =======   =======   ========          ========
                                                      --        --         --


Unaudited Pro Forma Condensed Combined Balance Sheet
(Minimum Approval Assumption)

At September 30, 2007,

(US dollars, in thousand)

                                                                      PRO-FORMA          COMBINED
                                                                     ADJUSTMENTS         PRO-FORMA
                                                                      (ASSUMING          (ASSUMING
                                                                       MINIMUM            MINIMUM
                                                 TONGXIN     AAAC     APPROVAL)          APPROVAL)
                                                 -------   -------   -----------        ----------
ASSETS
Current assets
   Cash and cash equivalents                     $ 7,646   $    60   $    31,363 (A,D)     $ 21,003
                                                                         (12,759)(B,E)
                                                                          (4,100)(B)
                                                                          (1,207)(E)
   Accounts receivable, net                       16,902        --        16,902           16,902

   Inventories                                    15,403        --            --           15,403
   Investments held in trust                          --   (39,192)      (39,192)              --
   Other receivables                               4,309        --            --            4,309
   Other receivables due related party            10,056        --            --           10,056
   Deferred tax assets                             1,710       358            --            2,068
   Prepaid expenses and other current assets       1,635        --            --            1,635
   Advanced suppliers                              1,760                      --            1,760
                                                 -------   -------   -----------         --------
      Total current assets                        59,421    39,610       (25,895)          73,136
   Property and equipment, net                    24,002        --                         24,002
   Land occupancy rights                           1,876        --         1,876 (B)           --
   Investments in operating businesses             5,225        --                          5,225
   New goodwill                                                           11,828 (B)       11,192
   New intangible assets                                                  20,447 (B)       21,083
                                                                                               --
                                                 -------   -------   -----------         --------
      Total assets                               $90,524   $39,610   $     4,504         $134,638
                                                 =======   =======   ===========         ========
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities
   Accounts payable                              $16,215   $         $                   $ 16,215
   Short-term bank loans                          15,871        --                         15,871
   Short-term bank loans from related parties      6,974        --                          6,974
   Accrued expenses                                4,894       383                          5,277
   Accrued income tax payable                     11,068        --                         11,068
   Warrant liability                                  --     9,599                          9,599
   Dividend payable                                5,279        --                          5,279
   Advances to customers                           2,813        --                          2,813

   Deferred underwriters fee                          --       966          (966)(E)           --
                                                                                               --
                                                 -------   -------   -----------         --------
      Total current liabilities                   63,114    10,948          (966)         73,096
   Long-term debt, net of current maturities       4,394        --                          4,394
   Long-term payables                                630        --                            630
                                                                                               --
                                                 -------   -------   -----------         --------
      Total Liabilities                           68,138    10,948          (966)          78,120
                                                 -------   -------   -----------         --------
   Common stock, subject to possible
      redemption, 1,005,746 shares at
      redemption value                                --     7,829                             --
Stockholders' equity (deficit)
   Preferred stock                                    --        --            --               --
   Common stock                                       --         6            (7)(D)           33
   Additional paid-in-capital                      8,762    22,327        26,896 (D,E)     57,985
   Deficit accumulated during the development
      stage                                           --
   Reserve funds                                   1,994        --        (1,994) (B)
   Other Comprehensive Income                      2,421        --        (2,421) (B)
   Appropriated earnings                              --        --
   Accumulated other comprehensive income                                                      --
   Retained earnings (accumulated deficit)         9,209    (1,500)       (9,209) (B,F)    (1,500)
                                                 -------   -------   -----------         --------
      Total stockholders' equity (deficit)        22,386    20,833        13,299           56,518
                                                 -------   -------   -----------         --------
      Total liabilities and stockholders'
         equity (deficit)                        $90,524   $39,610   $     4,504         $134,638
                                                 =======   =======   ===========         ========



Unaudited Pro Forma Condensed Combined Statement of Income
(Maximum Approval Assumption)

At September 30, 2007

(in US dollars, in thousand)


                                                                              PRO-FORMA     COMBINED
                                                                             ADJUSTMENTS    PRO-FORMA
                                                                              (ASSUMING     (ASSUMING
                                                                               MAXIMUM       MAXIMUM
                                                     TONGXIN       AAAC       APPROVAL)     APPROVAL)
                                                   ----------   ----------   -----------   ----------
Revenue
   Revenues (Net)                                  $   62,922   $       --    $   --       $   62,922